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                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                  This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment") dated as of March 17, 1999 between the Associated Group, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., successor to Mellon Bank, N.A., a federally chartered banking entity (the "Rights Agent").

                               W I T N E S S E T H

                  WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of December 14, 1994 (the "Original Agreement"); and

                  WHEREAS, the Company and the Rights Agent now desire to amend the Original Agreement in the manner set forth herein effective as of the date of this Amendment; and

                  WHEREAS, Section 26 of the Original Agreement provides that the Company and the Rights Agent shall, if the Board so directs, amend any provision of the Original Agreement without the approval of the Company's stockholders;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

                  1. Section 1 of the Original Agreement is amended (a) to delete both paragraph "(q)" thereof and all references to paragraph "(q)" in the text thereof in their respective entireties and (b) to reletter the succeeding paragraphs "(r)" through "(xx)" thereof so that they are paragraphs "(q)" through "(ww)" of Section 1, as so amended. All references in the text of the Original Agreement to these paragraphs "(r)" through "(xx)" of Section 1 shall correspondingly be amended to reference the paragraphs as relettered hereby.


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                  2. Section 2 of the Original Agreement is amended by deleting from the first sentence the following clause: "and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock)".

                  3. Section 11(a)(iii) of the Original Agreement is amended (a) to delete the words "(which resolution shall be effective only with the concurrence of a majority of the Continuing Directors)" in each of the two places they appear therein and (b) to delete the words "(with the concurrence of a majority of the Continuing Directors)" in each of the two places they appear therein.

                  4. Section 11(b) of the Original Agreement is amended to delete the words "(with the concurrence of a majority of the Continuing Directors)" appearing therein.

                  5. Section 11(c) of the Original Agreement is amended to delete the words "(with the concurrence of a majority of the Continuing Directors)" appearing therein.

                  6. Section 11(d)(i) of the Original Agreement is amended to delete the words "(with the concurrence of a majority of the Continuing Directors)" in each of the two places they appear therein.

                  7. Section 11(d)(ii) of the Original Agreement is amended to delete the words "(with the concurrence of a majority of the Continuing Directors)" appearing therein.

                  8. Section 14(a) of the Original Agreement is amended to delete the words "(with the concurrence of a majority of the Continuing Directors)" in each of the two places they appear therein.


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                  9. The first paragraph of Section 18 of the Original Agreement is hereby amended by inserting the following sentence at the end of the paragraph: "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

                  10. Section 23(a) of the Original Agreement is amended to delete the words "(following the Stock Acquisition Date, only with the concurrence of a majority of the Continuing Directors)" appearing therein.

                  11. Section 23(b) of the Original Agreement is amended to delete the words "(with, if required, the concurrence of a majority of the Continuing Directors)" appearing therein.

                  12. Section 26 of the Original Agreement is amended to delete the words "(with, where required, the concurrence of a majority of the Continuing Directors)" appearing therein.

                  13. Section 28 of the Original Agreement is amended to delete the second, third and fourth sentences thereof in their entireties and to insert in lieu thereof the following three sentences:

         The Board or, as provided for in Section 11(a)(ii)(A)(2) hereof, the Outside Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to each of them or, in the case of the Board, to the Company. The Board also shall have the exclusive power and authority to exercise such other rights and powers as may be necessary or advisable in the administration of this Agreement including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights, to approve any


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         agreement described in Section 1(w) hereof, to designate the Ownership
         Limitation or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause
         (y) below, all omissions with respect to the foregoing) which are done or made by the Board, the Outside Directors or the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or the Outside Directors to any liability to the holders of the Rights and Rights Certificates. The Rights Agent shall always be entitled to assume that the Board, the Outside Directors and the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon.

                  14. Section 29(a) of the Original Agreement is amended to delete the words "(with the concurrence of the Continuing Directors)" appearing therein.

                  15. Section 31 of the Original Agreement is amended (a) to delete the words "(with the concurrence of a majority of the Continuing Directors)" and (b) to delete the words "the Board with the concurrence of a majority of the Continuing Directors or by the Continuing Directors or by" appearing therein.

                  16. The parties hereto acknowledge that the purpose and intent of this Amendment is to remove from the Original Agreement the defined term "Continuing Directors" and all references to "Continuing Directors" therein. If this Amendment fails to fully achieve that purpose or effectuate that intent, the parties agree to use all reasonable efforts to fully achieve that purpose and effectuate that intent.

                  17. This Amendment is effective as of the date hereof, and except as amended hereby, the terms and provisions of the Original Agreement remain in full force and effect and are unaffected hereby.

                  18. This Amendment may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
         Amendment to be duly executed under seal as of the day and year first above written.

         Attest:                          THE ASSOCIATED GROUP, INC.

         By _______________________       By __________________________
            Name:                            Name:
            Title:                           Title:

         Attest:                          CHASEMELLON SHAREHOLDER SERVICES,
                                          L.L.C., as Rights Agent

         By _______________________       By __________________________
            Name:                            Name:
            Title:                           Title: